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                                                                 Exhibit A(9)(c)


                                     FORM OF
                        NASDAQ-100 PARTICIPANT AGREEMENT


                  This Nasdaq-100 Participant Agreement (this "Agreement") is entered into between ALPS Mutual Funds Services, Inc. (the "Distributor") and _ _ _ _ _ _ _ _ _ _ _ (the "Participant") and is subject to acceptance by The Bank of New York (the "Trustee"). The Trustee serves as the trustee of the Nasdaq-100 Trust, Series 1 (the "Trust") pursuant to certain Standard Terms and Conditions of Trust dated as of March 1, 1999 and the Trust Indenture and Agreement dated March 4, 1999 (collectively, the "Trust Agreement") and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of Nasdaq-100 Shares. As specified in the Nasdaq-100 Shares prospectus and the Trust Agreement, Nasdaq-100 Shares may be created or redeemed only in aggregations of 50,000 Nasdaq-100 Shares, referred to therein and herein as a "Creation Unit". The Trust Agreement provides that Creation Units be issued in exchange for a Portfolio Deposit delivered by the Participant to the Trustee. Capitalized terms not otherwise defined herein are used herein as defined in the Nasdaq-100 Shares prospectus or the Trust Agreement.


                  This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units
(i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Nasdaq-100 Clearing Process", or (ii) outside the Nasdaq-100 Clearing Process (i.e., through the facilities of the Depository Trust Company ("DTC" )). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Nasdaq-100 Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Nasdaq-100 Shares prospectus, a "Participating Party"); and (ii) with respect to orders for the creation or redemption of Creation Units outside the Nasdaq-100 Clearing Process, it is a DTC Participant (as defined in the Nasdaq-100 Shares prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units either through the Nasdaq-100 Clearing Process or outside the Nasdaq-100 Clearing Process, subject to the procedures for creation and redemption referred to in paragraph 2 of this Agreement ("Execution of Orders") and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Trustee of such change.

              The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of the NASD. The Participant is qualified as a broker or dealer, or otherwise, under all applicable state laws where it is required to do so in order that Nasdaq-100 Shares may be sold in such states where the Participant intends to sell Nasdaq-100 Shares. The Participant agrees to conform to the rules of the NASD (if it is a member of NASD) and the securities laws of any jurisdiction in which it sells, directly or indirectly, Nasdaq-100 Shares.

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2.       EXECUTION OF ORDERS. All orders for the creation or redemption of
         Creation Units shall be handled in accordance with the terms of the Nasdaq-100 Shares prospectus, the Trust Agreement and the procedures described in Attachment A to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trustee reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant and the Distributor agree to comply with such procedures as may be issued from time to time.

3. NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the Nasdaq-100 Clearing Process, the Participant as a Participating Party hereby authorizes the Trustee to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Nasdaq-100 telephone representative identified in Attachment A hereto (the "Nasdaq- 100 Telephone Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Trustee and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4. ROLE OF PARTICIPANT. The Participant shall have no authority in any transaction to act as agent of the Distributor, the Trustee or the Trust. 5. FEES. In connection with the creation or redemption of Creation Units, the Trustee shall charge, and the Participant agrees to pay to the Trustee, the Transaction Fee prescribed in the Nasdaq-100 Shares prospectus applicable to creations or redemptions through the

         Nasdaq-100 Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Nasdaq-100 Shares prospectus applicable to (i) creations or redemptions outside the Nasdaq-100 Clearing Process and (ii) creations within the Nasdaq-100 Clearing Process where the cash equivalent value of one or more Index Securities is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Nasdaq-100 Shares prospectus and the Trust Agreement.

6. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Trustee, duly certified as appropriate by its secretary or other duly authorized official, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Trustee as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trustee of a superseding certificate bearing a subsequent date. The Trustee shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the

         Participant shall give immediate written notice of such fact to the Distributor and the Trustee and such notice shall be effective upon receipt by both the Distributor and the Trustee.

7. REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Trustee for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright the requisite number of Nasdaq-100 Shares to be redeemed and
         (b) such Nasdaq-100 Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such shares to the Trustee on a "regular way" basis.

8. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor and the Trustee that either (i) it does not hold for the account of any single Beneficial Owner of Nasdaq-100 Shares, 80 percent (80%) or more of outstanding Nasdaq-100 Shares or (ii) if it does hold for the account of any single Beneficial Owner of Nasdaq-100 Shares, 80 percent (80%) or more of outstanding Nasdaq-100 Shares, that such a circumstance would not cause the Trust to have a basis in the Index Securities deposited with the Trust different from the market value of such Index Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Trustee shall have the right to require information from the Participant regarding Nasdaq- 100 Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Nasdaq-100 Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

9. INDEMNIFICATION. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trustee, Nasdaq-Amex Investment Product Services, Inc. (the Trust sponsor and a wholly-owned subsidiary of The Nasdaq Stock Market, Inc., the "Sponsor"), their respective subsidiaries, affiliates, directors, officers, employees and agents (each, an "Indemnified Party") from and against any loss, liability, cost and expense incurred by such Indemnified Party as a result of (i) any breach by the Participant of its representations and warranties contained herein or of any provision of this Agreement; or (ii) any actions of such Indemnified Party in reliance upon any instructions issued in accordance with Attachment A (as may be amended from time to time) believed by the Distributor and/or the Trustee to be genuine and to have been given by the Participant. This paragraph shall survive the termination of this Agreement.

10. TRUSTEE CAPACITY. The parties acknowledge that the Trustee is acting in its capacity hereunder as trustee in accordance with and pursuant to the Trust Agreement and not in its general corporate capacity.

11. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Nasdaq-100 Shares prospectus and represents it has reviewed such document and understands the terms thereof.

12. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Trustee shall be given or sent as follows:

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         The Bank of New York, 101 Barclay Street, New York, New York  10286,
         Attn: Nasdaq-100. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

13. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Trustee and may be terminated at any time by any party upon thirty (30) day prior notice to the other parties (i) unless earlier terminated by the Trustee in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties. This Agreement may be amended by the Trustee without consent of any Beneficial Owner from time to time by the following procedure. The Trustee will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the U.S. postal system. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

14. REPRESENTATIONS REGARDING NASDAQ-100 SHARES. The Participant shall not make, or permit any representative to make, in connection with any sale or solicitation of a sale of Nasdaq-100 Shares, any representations concerning Nasdaq-100 Shares except those contained in the then current prospectus and in printed information approved by the Distributor and the Trust as information supplemental to such prospectus. Copies of the

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         then current prospectus and any such printed supplemental information will be supplied by the Distributor to the Participant in reasonable quantities upon request.

15. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

16. SPONSOR AS THIRD PARTY BENEFICIARY. The Sponsor shall be a third-party beneficiary of this Agreement and is entitled to enforce directly against the Participant the obligations owed to the Sponsor by the Participant (including, without limitation, bringing proceedings against the Participant in the Sponsor's name).


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



17. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws thereof.

                                 ALPS MUTUAL FUNDS SERVICES, INC.

                                 BY:
                                             -----------------------------------
                                 NAME:         Edmund Burke
                                 TITLE:        Executive Vice President
                                 ADDRESS:      370 17th Street, Suite 3100
                                               Denver CO 80202-5631

                                 TELEPHONE:    (303) 623-2577
                                 FACSIMILE:    (303) 623-7850


                                 {NAME OF PARTICIPANT}

                                 BY:
                                             -----------------------------------
                                 NAME:
                                             -----------------------------------
                                 TITLE:
                                             -----------------------------------
                                 ADDRESS:
                                             -----------------------------------

                                             -----------------------------------
                                 TELEPHONE:
                                             -----------------------------------
                                 FACSIMILE:
                                             -----------------------------------




ACCEPTED BY:
THE BANK OF NEW YORK,
AS TRUSTEE


BY:
           --------------------------------
NAME:        Thomas J. Centrone
TITLE:       Vice President
ADDRESS:     101 Barclay Street
             New York, NY 10286
TELEPHONE:   (212) 815-2533
FACSIMILE:   (212) 815-2948

DATED:
           --------------------------------


                                        9

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                                  ATTACHMENT A

                  This document supplements the Nasdaq-100 Shares prospectus and the Trust Agreement, and is an attachment to the Nasdaq-100 Participant Agreement with respect to the procedures to be used by (i) the Distributor and the Trustee in processing an order for the creation of Nasdaq-100 Shares and
(ii) the Trustee in processing a request for the redemption of Nasdaq-100 Shares, and (iii) the Participants and the Trustee in delivering or arranging for the delivery of requisite cash payments, Portfolio Deposits or Nasdaq-100 Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

                  A Participant is first required to have signed the Nasdaq-100 Participant Agreement. Upon acceptance of the Nasdaq-100 Participant Agreement by the Trustee, the Trustee will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Nasdaq-100 Shares.

I.  TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF NASDAQ-100 SHARES

1. CALL TO RECEIVE A SUBMISSION NUMBER. An Authorized Person for the Participant will call the Nasdaq-100 Telephone Representative at (212) 815-4520 not later than the closing time of the regular trading session on The Nasdaq Stock Market (the "Nasdaq Closing Time") (ordinarily 4:00 p.m. New York time) to receive a Submission Number. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Nasdaq-100 Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Nasdaq-100 Shares are required to be in writing and accompanied by the designated Submission Number.

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Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Nasdaq Closing Time will be processed even if the call is taken after this cut-off time.
ACCORDINGLY, DO NOT HANG UP AND REDIAL.  INCOMING CALLS THAT ARE
ATTEMPTED LATER THAN THE NASDAQ CLOSING TIME WILL NOT BE ACCEPTED.

2. ASSEMBLE THE SUBMISSION. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request, (b) the designated Submission Number and
(c) the PIN Number in one document and transmit such document by facsimile or telex to the Nasdaq-100 Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission", and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date".

         NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON
RECEIPT OF THE SUBMISSION.

3. TRANSMIT THE SUBMISSION. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Nasdaq-100 Shares must be sent by facsimile or telex to the Nasdaq-100 Telephone Representative and the Distributor, as applicable, within 15 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Nasdaq-100 Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

         (a) In the case of a Submission for creation, unless the Submission is received by the Nasdaq-100 Telephone Representative with a copy to the Distributor upon the earlier of within (i)

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15 minutes of contact with the Participant or (ii) 45 minutes after the Nasdaq
Closing Time, the Submission will be deemed invalid.

         (b) In the case of a Submission for redemption, unless such Submission is received by the Nasdaq-100 Telephone Representative within (i) 15 minutes of contact with the Participant or (ii) 45 minutes after the Nasdaq Closing Time, whichever is earlier, such order for redemption contained therein shall be Deemed Received (as hereinafter defined in Section IV) by the Trustee on the Business Day following such Transmittal Date in accordance with the procedures set forth in Section IV(2) and (4) hereof.

4. AWAIT RECEIPT OF CONFIRMATION.

         (a) NASDAQ-100 CLEARING PROCESS-CREATION ORDERS. The Distributor shall issue to both the Participating Party and the Trustee a confirmation of acceptance of an order to create Nasdaq- 100 Shares in Creation Unit size aggregations through the Nasdaq-100 Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Distributor, it should contact the Distributor and the Nasdaq-100 Telephone Representative at the business numbers indicated.

         (b) NASDAQ-100 CLEARING PROCESS-REQUESTS FOR REDEMPTIONS. The Trustee shall issue to the Participating Party a confirmation of acceptance of a request to redeem Nasdaq-100 Shares in Creation Unit size aggregations through the Nasdaq-100 Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Trustee, it should contact the Trustee directly at the business number indicated.

         (c) OUTSIDE THE NASDAQ-100 CLEARING PROCESS-CREATION ORDERS. The Distributor shall issue to both the DTC Participant and the Trustee an acknowledgment of receipt of an order to

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create Nasdaq-100 Shares in Creation Unit size aggregations outside the
Nasdaq-100 Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Distributor, it should contact the Distributor and the Nasdaq-100 Telephone Representative at the business numbers indicated.

         (d) OUTSIDE THE NASDAQ-100 CLEARING PROCESS-REQUESTS FOR REDEMPTION. The Trustee shall issue to the DTC Participant an acknowledgment of receipt of an order to redeem Nasdaq- 100 Shares in Creation Unit size aggregations outside the Nasdaq-100 Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Trustee, it should contact the Trustee directly at the business number indicated.

II. PARTICIPANTS' RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE PORTFOLIO DEPOSITS OR NASDAQ-100 SHARES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

1. NASDAQ-100 CLEARING PROCESS-CREATION ORDERS. The Participating Party notified of confirmation of an order to create Nasdaq-100 Shares through the Nasdaq-100 Clearing Process shall be required to transfer or arrange for the transfer of
(a) the requisite Index Securities (or contracts to purchase such Index Securities expected to be delivered through NSCC by the "regular way" settlement date) and (b) the Cash Component, if any, to the Trustee by means of the Nasdaq-100 Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV.

2. NASDAQ-100 CLEARING PROCESS - REDEMPTION REQUESTS. The Participating Party notified of confirmation of a request to redeem Nasdaq-100 Shares through the Nasdaq-100 Clearing Process shall be required to transfer or arrange for the transfer of the requisite Nasdaq-100 Shares and the Cash Redemption Amount, if any, to the Trustee by means of the Nasdaq-100 Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Trustee as set forth below in Section IV.

3. OUTSIDE THE NASDAQ-100 CLEARING PROCESS - CREATION ORDERS. The DTC Participant notified of acknowledgment of an order to create Nasdaq-100 Shares outside the Nasdaq-100 Clearing Process shall be required to effect a transfer to the Trustee of (a) the requisite Index Securities through DTC so as to be received by the Trustee no later than 11:00 a.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV, in such a way as to replicate the Portfolio Deposit established on the Transmittal Date by the Trustee and (b) the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the Trustee by 1:00 p.m. on the next Business Day immediately following the day such order is Deemed Received. If the Trustee does not receive the Index Securities by 11:00 a.m. and the Cash Component, if any, by 1:00 p.m. on the Business Day immediately following the day such order is Deemed Received, the creation order contained in such Submission shall be canceled. Upon written notice to the Distributor and the Nasdaq-100 Telephone Representative, the DTC Participant may resubmit such canceled order on the following Business Day using a Portfolio Deposit as newly constituted.

4. OUTSIDE THE NASDAQ-100 CLEARING PROCESS - REDEMPTION REQUESTS. The DTC Participant notified of acknowledgment of a request to redeem Nasdaq-100 Shares outside the Nasdaq-100 Clearing Process shall be required to effect a transfer to the Trustee of (a) the requisite number of Nasdaq-100 Shares through DTC no later than the Nasdaq Closing Time on the Business Day on which such order is Deemed Received by the Trustee and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 1:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Trustee.

5. TRANSACTION FEE. In connection with the creation or redemption of Creation Units, the Trustee shall charge, and the Participant agrees to pay to the Trustee, the Transaction Fee prescribed in the Nasdaq-100 Shares prospectus applicable to (i) creations or redemptions through the Nasdaq-100 Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Nasdaq-100 Shares prospectus applicable to creations or redemptions outside the Nasdaq-100 Clearing Process and (ii) creations within the Nasdaq-100 Clearing Process where the cash equivalent value of one or more Index Securities is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the creation or redemption order.

III. TRUSTEE'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE NASDAQ-100 SHARES OR SECURITIES AND CASH PAYMENTS IN

         CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR
         REDEMPTION.

1. NASDAQ-100 CLEARING PROCESS - CREATION ORDER. After the Trustee has received notification of a Submission from the Distributor for a creation order for Nasdaq-100 Shares through the Nasdaq-100 Clearing Process which has been Deemed Received by the Distributor as set forth below in Section IV, the Trustee shall initiate procedures to transfer the requisite Nasdaq-100 Shares and the Cash Component, if any, through the Nasdaq-100 Clearing Process so as to be received by the creator no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Distributor.

2. NASDAQ-100 CLEARING PROCESS - REDEMPTION REQUESTS. After the Trustee has received a Submission for a redemption request for Nasdaq-100 Shares through the Nasdaq-100 Clearing Process and Deemed Received such submission as set forth below in Section IV, the Trustee shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the "regular way" settlement date) and the Cash Redemption Amount, if any, through the Nasdaq-100 Clearing Process so as to be received by the Beneficial Owner no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Trustee.

3. OUTSIDE THE NASDAQ-100 CLEARING PROCESS-CREATION ORDERS. After the Trustee has received notification of a Submission from the Distributor for a creation order for Nasdaq-100 Shares outside the Nasdaq-100 Clearing Process which has been Deemed Received by the Distributor as set forth below in Section IV, the Trustee shall initiate procedures to transfer the requisite Nasdaq-100 Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Distributor.

4. OUTSIDE THE NASDAQ-100 CLEARING PROCESS-REDEMPTION REQUESTS. After the Trustee has received a Submission for a redemption request for Nasdaq-100 Shares outside the Nasdaq-100 Clearing Process and Deemed Received such submission as set forth below in Section IV, the Trustee shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Beneficial Owner no later than on the third
(3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Trustee.

IV. PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE "DEEMED RECEIVED."

1. NASDAQ-100 CLEARING PROCESS-CREATION ORDERS. An order to create Nasdaq-100 Shares through the Nasdaq-100 Clearing Process shall be "Deemed Received" by the Distributor on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Distributor no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof. Orders to create Nasdaq-100 Shares contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

2. NASDAQ-100 CLEARING PROCESS-REDEMPTION REQUESTS. A request to redeem Nasdaq-100 Shares through the Nasdaq-100 Clearing Process shall be Deemed Received by the Trustee on the Transmittal Date only if (a) the Submission containing such request is in proper order and (b) such Submission is received by the Trustee no later than the time on such Transmittal Date as set forth in
Section I(3)(b) hereof. Requests to redeem Nasdaq-100 Shares contained in Submissions transmitted after such time on a Transmittal Date shall be "Deemed Received" by the Trustee on the next Business Day immediately following such Transmittal Date.

3. OUTSIDE THE NASDAQ-100 CLEARING PROCESS-CREATION ORDERS. An order to create Nasdaq- 100 Shares outside the Nasdaq-100 Clearing Process shall be Deemed Received by the Distributor on the Transmittal Date only if: (a) the Submission containing such order is in proper form, (b) such Submission is received by the Distributor no later than the time on such Transmittal Date as set forth in
Section I(3)(a) hereof, (c) the requisite number of Index Securities is transferred through DTC to the account of the Trustee by no later than 11:00 a.m. on the Business Day next following the Transmittal Date and (d) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the Trustee by no later than 1:00 p.m. on the Business Day next following the Transmittal Date. If either the Submission, the requisite Index Securities or the cash equal to the Cash Component is not received by the Trustee within the time periods set forth above, such order shall be deemed invalid.

4. OUTSIDE THE NASDAQ-100 CLEARING PROCESS - REDEMPTION REQUESTS. A request to redeem Nasdaq-100 Shares outside the Nasdaq-100 Clearing Process shall be Deemed Received by the Trustee on the Transmittal Date only if (a) the Submission containing such request is in proper form, (b) such Submission is received by the Trustee no later than the time as set forth in Section I(3)(b) hereof, (c) the requisite number of Nasdaq-100 Shares is transferred via DTC to the account of the Trustee by the Nasdaq Closing Time on such Transmittal Date and (d) the Cash Redemption Amount owed to the Trustee, if any, is received by the Trustee no later than 1:00 p.m. of the Business Day next following such Transmittal Date. If either the Submission, the Nasdaq-100 Shares or cash equal to the Cash Redemption Amount, if any, is not received by the Trustee within the time periods set forth above, such redemption request shall be Deemed

Received by the Trustee on the Business Day on which both the Submission and the requisite number of Nasdaq-100 Shares are delivered to the Trustee within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

5. AMBIGUOUS INSTRUCTIONS. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Nasdaq-100 Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Nasdaq-100 Telephone Representative and the Distributor, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Nasdaq Closing Time. If the Nasdaq-100 Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Nasdaq-100 Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Nasdaq-100 Telephone Representative, and the Distributor, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Nasdaq Closing Time.

6. SUSPENSION OR REJECTION OF AN ORDER. The Distributor or Trustee reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent (80%) or more of all outstanding Nasdaq-100 Shares and if pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, such a circumstance would result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In such event, the Distributor or the Nasdaq-100 Telephone Representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding Nasdaq-100 Shares upon execution of the Submission or that such a circumstance would not result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In the event that (i) the Distributor or the Nasdaq-100 Telephone Representative is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

         The Trustee further reserves the absolute right to reject a creation order transmitted to it by the Distributor in respect of any Portfolio Deposit or any component thereof if (a) the Portfolio Deposit is not in proper form; (b) acceptance of the Portfolio Deposit would have certain adverse tax consequences;
(c) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (d) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Trustee, have an adverse affect on the Trust or the rights of Beneficial Owners; or (e) in the event that circumstances outside the control of the Trustee make it for all practical purposes impossible to process creations of Nasdaq-100 Shares. The Trustee will provide notice of its reasons for rejection of a creation order in respect of a Portfolio Deposit or any component thereof. The Trustee, the Distributor and the Sponsor shall not incur any liability in connection with any notification of defects or irregularities in the delivery of Portfolio Deposits or any component thereof or in connection with the rejection of a creation order.

V.       TELEPHONE, FACSIMILE, AND TELEX NUMBERS

ALPS MUTUAL FUNDS SERVICES, INC.:                    TELEPHONE: (303) 623-2577
                                                     FACSIMILE: (303) 623-0472

NASDAQ-100 TELEPHONE REPRESENTATIVE:                 TELEPHONE: (212) 815-4520
                                                     FACSIMILE: (212) 815-5447

TRUSTEE:                                             TELEPHONE: (212) 815-2828
                                                     FACSIMILE: (212) 815-5447

PARTICIPANT:                                         TELEPHONE:
                                                               ----------------
                                                     FACSIMILE:
                                                               ----------------

                                  ATTACHMENT B
                                   (OPTIONAL)

                  This document supplements the Nasdaq-100 Shares prospectus and the Trust Agreement, and is an attachment to the Nasdaq-100 Participant Agreement concerning procedures by which Creation Units may be created in advance of the receipt by the Trustee of all or a portion of the Portfolio Deposit relating to such Creation Units through the use of a cash deposit (the "Cash Collateralization Procedures"). A Participant is first required to have signed the Nasdaq-100 Participant Agreement, and the provisions and procedures of the Participant Agreement (including Attachment A thereto) shall apply equally to creations making use of these Cash Collateralization Procedures, except to the extent modified or supplemented by the procedures set forth below.

I.       PLACING AN ORDER AND THE POSTING OF CASH COLLATERAL
1. PLACING THE ORDER. A Participating Party intending to utilize these procedures is required to place an order to create Nasdaq 100 Shares in accordance with Section 1 of Attachment A to the Participant Agreement. Such orders may be placed only through NSCC using the Nasdaq-100 Clearing Process. The following additional procedures shall also apply: at the time an Authorized Person for the Participant calls the Nasdaq-100 Telephone Representative to place the order, the caller is required to state that the Participant intends to utilize these Cash Collateralization Procedures. The Submission submitted in writing by the Participant thereafter shall further state that the Participant intends to utilize these Cash Collateralization Procedures.

2.     CASH COLLATERAL.

         (a) POSTING OF CASH COLLATERAL. The Participant shall be required to post collateral with the Trustee outside of NSCC consisting of cash at least equal to 115% of the closing value

(determined by the Trustee in accordance with section I(2)(c) below), on the day the order to purchase Creation Units is Deemed Received, of the portion of the Portfolio Deposit not expected to be available in the account of the Participating Party for delivery to the Trust on the third NSCC Business Day following placement of such order. For the purposes of determining the securities for which a cash collateral deposit will be required, the Participant must submit documentation by no later than 4:30 p.m. on the day the order to purchase Creation Units is Deemed Received, in a form satisfactory to the Trustee in its sole discretion, as to securities comprising the Portfolio Deposit which are currently owned by the Participant and reserved for delivery to the Trust and/or orders in good form for the purchase of securities comprising the Portfolio Deposit which are expected to be available for delivery to the Trust through the Nasdaq- 100 Clearing Process on the third NSCC Business Day following placement of such order. All securities comprising the Portfolio Deposit for which such documentation has not been provided in a timely manner and in a form satisfactory to the Trustee will be presumed not to be available in the account of the Participating Party for delivery to the Trust on the third NSCC Business Day and will require a cash collateral deposit. The Participant must arrange for the transfer of the cash collateral amount so determined through the Federal Reserve Bank wire system so as to be received by the Trustee by 11:00 a.m. on the morning of the NSCC Business Day following the day such order is Deemed Received by the Distributor. If the Trustee does not receive the required cash amount by the time indicated above, the Trustee shall cancel the creation order. All moneys received from the Participant shall be held by the Trustee without interest and without benefit to the Participant in a custodial account separate and apart from the assets of the Trust until required to be disbursed in accordance with Section II.(3) and (4) below, and such moneys shall be segregated by separate recordation on the books and records of the Trustee.

         (b) MARKING-TO-MARKET OF THE CASH COLLATERAL. The cash collateral amount shall be marked-to-the-market daily by the Trustee only for increases in value in accordance with the following procedures. On each NSCC Business Day beginning on the second NSCC Business Day following the day such order is Deemed Received by the Distributor, the Trustee shall determine the closing value of each security which is not expected to be delivered by the regular way settlement date, or has not already been delivered to the Trust on such date, as the case may be. The Trustee shall aggregate upward movements in the value for all such securities and notify the Participant by 6:00 p.m. that day of the aggregate increase in value. The Participant must arrange for the transfer of such amount through the Federal Reserve Bank wire system so as to be received by the Trustee by 1:00 p.m. on the following NSCC Business Day. Upward movements in value for purposes hereof shall be measured solely against the value of each security established on the day the order to purchase Creation Units is Deemed Received. In other words, a decrease in the value of a security followed by an increase in value will not necessarily trigger a mark-to-market obligation unless the value increases above the value of the security established on the day the order to purchase Creation Units is Deemed Received. The obligation to mark-to market described in this Section shall cease upon the delivery or buy-in of the last of the securities comprising the Portfolio Deposit.

         (c) DETERMINATION OF VALUE. For the purposes of this section, the closing value of a given security shall be determined by the Trustee in accordance with the Trust Agreement valuation procedures.

II.      TRUSTEE'S RESPONSIBILITIES FOR EFFECTING DELIVERY OF THE
         REQUISITE NASDAQ-100 SHARES, BUYING IN THE MISSING SECURITIES, AND RETURNING THE CASH COLLATERAL

         Under customary NSCC practices, by midnight of the day following the receipt by NSCC of such order to create Creation Units, NSCC is required to determine either (1) to guarantee the Participating Party's obligations for delivery and receipt of securities and cash in connection with the order to create Creation Units, or (2) in certain circumstances to cease to act on behalf of the Participating Party with respect to such obligations.

1. NSCC GUARANTEE ESTABLISHED. Provided that the NSCC guarantee is established in accordance with (1) above, the Trustee will issue the Creation Units ordered no later than the time required in accordance with the procedures set forth in Attachment A to the Participant Agreement. If the Trustee does not receive the requisite securities in the Portfolio Deposit by the end of business on the third NSCC Business Day following receipt of such order (or such other date as determined under Rule 15c6-1 of the Securities Exchange Act of 1934, or a successor provision thereto), the Trustee is required to submit promptly (i.e., on the same day if practicable) a notice of intention to buy-in to NSCC with respect to the missing portion of Portfolio Deposit in conformance with NSCC's buy-in rules. Two NSCC Business Days following the day on which such notice of buy-in has been submitted, if all requisite securities in the Portfolio Deposit have still not been received by the Trustee, the Trustee shall effect a buy-in of the undelivered Portfolio Deposit in accordance with NSCC's buy-in procedures.

2. NSCC GUARANTEE NOT ESTABLISHED OR ESTABLISHED IN PART. Alternatively, in accordance with (2) above, if NSCC, by midnight on the day following receipt by NSCC of an order by a Participating Party for the purchase of Creation Units, determines to cease to act on behalf of the

Participating Party with respect to its delivery and/or receipt obligations of securities and cash in connection with such order, the Trustee shall act in one of three ways as described below:

         (i) in the case in which NSCC elects not to guarantee the delivery of the Portfolio Deposit by the Participating Party to the Trustee and the receipt of Creation Units by the Participating Party from the Trustee, the Trustee shall deem the order to purchase Creation Units canceled altogether outside the NSCC system;

         (ii) in the case in which NSCC elects only to guarantee the delivery of the Portfolio Deposit by the Participating Party to the Trustee, the Trustee shall deem the order to purchase Creation Units canceled and return as promptly as practicable through DTC, against payment through the Federal Reserve Bank wire system, any securities delivered to the Trustee; or

          (iii) in the case where NSCC elects only to guarantee the receipt of Creation Units by the Participating Party from the Trustee, the Trustee shall issue the Creation Units ordered no later than the time required in accordance with the procedures set forth in Attachment A to the Participant Agreement. The Trustee shall further be required to buy promptly (i.e., on the same day, if practicable) the requisite securities in the Portfolio Deposit utilizing cash received by the Trustee pursuant to NSCC's rules in connection with its delivery of Creation Units, together with the 115% cash collateral held separately by the Trustee, to cover all buy-in costs and expenses.

3. USE OF CASH COLLATERAL. The Trustee shall utilize the cash collateral deposited with the Trustee and the cash received by the Trustee pursuant to NSCC's rules, to cover the costs and expenses (including brokerage commissions) for buying-in the securities comprising the Portfolio

Deposit. The Participant shall remain liable for any shortfall between the cost (including commissions and any other buy-in expenses) of purchasing the securities comprising the Portfolio Deposit and the collective amounts of cash collateral deposited with the Trustee and amounts received by the Trustee from NSCC, in the event that such cash amounts are insufficient to cover such costs and expenses for whatever reason.

4. RETURN OF CASH COLLATERAL. The Trustee shall return the cash collateral deposited with the Trustee to the Participant net of commissions and other buy-in expenses incurred by the Trustee, if any, promptly upon settlement of delivery of all of the securities in the Portfolio Deposit, or buy-in of all missing securities in the Portfolio Deposit, or cancellation of the order to create Creation Units.

III. MISCELLANEOUS

1. INDEMNIFICATION. The Participant hereby agrees to indemnify and hold harmless each Indemnified Party (as defined in the Participant Agreement) from and against any loss, liability, cost, and expense incurred by such Indemnified Party as a result of any actions of such Indemnified Party in reliance upon any instructions issued in accordance with this Attachment and believed by the Distributor and/or the Trustee to be genuine and to have been given by the Participant. This paragraph shall survive the termination of the Participant Agreement.

2. REJECTION OF AN ORDER. The Trustee reserves the absolute right to reject either a creation order transmitted to it, the use of the Cash Collateralization Procedures, or both, for the reasons set forth in Attachment A to the Participant Agreement.


         ALPS MUTUAL FUNDS SERVICES, INC.

         BY:
                                                   -----------------------------
         TITLE:
                                                   -----------------------------



         {NAME OF PARTICIPANT}

         BY:
                                                   -----------------------------
         TITLE:
                                                   -----------------------------



ACCEPTED BY:
THE BANK OF NEW YORK,
AS TRUSTEE

BY:
             ------------------------------
TITLE:
             ------------------------------



DATED:
      --------------